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                                                                                                                        Exhibit 11.1
                                                       Neurogen Corporation
                                         Computation of Net Income (Loss) Per Common Share
                                 (in thousands, except Net Income (Loss) per Common Share amounts)

                                        Three Months          Three Months            Nine Months             Nine Months
                                           Ended                 Ended                   Ended                   Ended
                                       Sept. 30, 1996        Sept. 30, 1995          Sept. 30, 1996          Sept. 30, 1995
                                        (Unaudited)           (Unaudited)             (Unaudited)             (Unaudited)
                                         ---------             ---------               ---------               ---------
Primary:

Weighted average shares of
 common stock outstanding                   14,192                11,359                  14,118                  10,532

Dilutive effect of:
   Warrants                                     42                     -                      43                      37
   Stock options                             1,151                     -                   1,305                   1,031
                                      -------------         -------------           -------------           -------------

Common and common
 equivalent shares                          15,385                11,359                  15,466                  11,600
                                      =============         =============           =============           =============
Net income (loss)                     $        332          $     (1,040)           $      5,060            $      9,494
                                      =============         =============           =============           =============
Earnings (loss) per common and
 common equivalent shares             $       0.02          $      (0.09)           $       0.33            $       0.82
                                      =============         =============           =============           =============
Fully Diluted:
Weighted average shares of
 common stock outstanding                   14,192                11,359                  14,118                  10,532

Dilutive effect of:
   Warrants                                     42                     -                      43                      42
   Stock options                             1,215                     -                   1,305                   1,482
                                      -------------         -------------           -------------           -------------
Common and common
 equivalent shares                          15,449                11,359                  15,466                  12,056
                                      =============         =============           =============           =============
Net Income (loss)                     $        332          $     (1,040)           $      5,060            $      9,494
                                      =============         =============           =============           =============
Earnings (loss) per common and
 common equivalent shares             $       0.02          $          -            $       0.33            $       0.79
                                      =============         =============           =============           =============
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